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                                 EXHIBIT 23.01




Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into Personnel Group of America, Inc.'s previously filed registration statement on Form S-8 (File No. 333-1954).



/s/ Arthur Andersen LLP

Charlotte, North Carolina,
     February 28, 1997.